Exhibit 10.38
FIRST AMENDMENT TO
BREITBURN ENERGY PARTNERS LP 2006 LONG TERM INCENTIVE PLAN
CONVERTIBLE PHANTOM UNIT AGREEMENTS

This First Amendment (this “Amendment”) to the Convertible Phantom Unit Agreement by and between Breitburn GP LLC (“Breitburn GP”) and [NAME] (the “Participant”), with a grant date of January 29, 2014 (the “2014 CPU Agreement”) and issued under the Breitburn Energy Partners LP’s (“Partnership”) First Amended and Restated 2006 Long Term Incentive Plan (the “Plan”), was approved on January 26, 2015 by the Compensation and Governance Committee of the Board of Directors of BreitBurn GP (the “Board”), acting in its capacity as the Administrator of the Plan and as General Partner of Breitburn Energy Partners LP and is entered into between Breitburn GP and the Participant as of the date hereof.
RECITALS
A.    The 2014 CPU Agreement currently provides that Convertible Phantom Units (“CPUs”) may convert to Partnership Units at varying multiples depending on Partnership Unit distribution levels over a period prior to vesting.
B.    The parties wish to limit the Partnership Unit conversion multiple to 1 with respect to all of the CPUs and to modify the PDRs (as defined in the 2014 CPU Agreement).
C.    Pursuant to Section 15 of the CPU Agreement, the parties may amend the 2014 CPU Agreement by written agreement.
AMENDMENT
For valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby amend the 2014 CPU Agreement as follows, which amendments shall take effect and be incorporated into the CPU Agreement from and after the date of this Amendment:
1.    The Grant Notice is hereby amended by adding the following language at the beginning of the first sentence following the heading, “PDRs:” “Commencing with the date of the Amendment, each.”
2.    Section 2(a) is hereby deleted in its entirety and replaced with the following Section 2(a), as follows:
a. “General. Each CPU granted or credited hereunder shall be issued in tandem with a corresponding PDR, which PDR shall remain outstanding from the date of this Amendment until the earlier to occur of a Payment Date (as defined below) or the forfeiture of the CPU to which such PDR corresponds. The Participant shall not be entitled to PDRs that were credited, or to any amount payable as a result of any PDRs that were credited, prior to the date of this Amendment. Pursuant to each PDR, the Participant shall be entitled to receive an amount, credited in the form of additional CPUs as set forth in the following sentence, equal to the product of (i) the aggregate per Unit distributions paid by the Partnership in respect of each month, through which the PDR remains outstanding, beginning with the distribution paid in February 2015, (provided that the PDR is outstanding as of the record date set by the Board of Directors of the Company for such distribution) (including any extraordinary non-recurring distributions paid during a month), if any, times (ii) the number of common unit equivalents (“CUEs”) underlying the relevant CPU during such month (as determined in accordance with Section 2(b) below), divided by the closing price of the Unit on the date on which such distribution is paid to Unitholders. All such PDRs shall be credited to the Participant in the form of additional CPUs as of the date of payment of any such distribution based on the Fair Market Value of a Unit on such date. Each additional CPU which results from such crediting of PDRs granted hereunder shall be subject to the same vesting, forfeiture, payment or distribution, adjustment and other provisions which apply to the underlying CPU to which such additional CPU relates. PDRs shall not entitle the Participant to any amounts relating to distributions occurring after the earlier to occur of the applicable Payment Date or the Participant’s forfeiture of the CPU to which such PDR relates in accordance herewith.”

3.     Exhibit B to the 2014 CPU Agreement is hereby deleted in its entirety and replaced with the form of Exhibit B attached hereto.

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Except as otherwise expressly set forth in this Amendment, the CPU Agreements remain in full force and effect in accordance with their terms. This Amendment shall be governed by and construed in accordance with the laws in force in the state of Delaware, without regard to that state’s conflict-of-laws rules and principles.

BREITBURN ENERGY PARTNERS LP

By:	BREITBURN GP LLC, its General Partner

By:
Name:
Title:

ACCEPTED AND AGREED:

_______________________________
[Name]
Dated:

EXHIBIT B
TO CONVERTIBLE PHANTOM UNIT AGREEMENT
CUE CONVERSION TABLE1

Common Unit Target Distribution Level	Target Annual Distribution Level	CUEs per CPU
-7	$1.362	1
-6	$1.433	1
-5	$1.509	1
-4	$1.588	1
-3	$1.672	1
-2	$1.760	1
-1	$1.853	1
0	$1.950	1
1	$2.048	1
2	$2.150	1
3	$2.257	1
4	$2.370	1
5	$2.489	1
6	$2.613	1
7	$2.744	1

________________________

[1]
If the dollar value of the relevant distributions falls between the incremental distribution levels contained in this CUE Conversion Table, then the number of CUEs underlying each CPU shall equal the number of CUEs associated with the lower of the two Target Annual Distribution Levels.

4